Exhibit 14

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Other Service Providers” and “Experts” and to the incorporation by reference of our report dated October 28, 2014 in the Registration Statement (Form N-14) of Direxion Funds filed with the Securities and Exchange Commission in this Pre-Effective Amendment No. 2 under the Securities Act of 1933 (Registration No. 333-199261).

/s/ Ernst & Young LLP

Minneapolis, MN

November 10, 2014